Exhibit 99.1

Stereotaxis Reports 2023 Third Quarter Financial Results

ST. LOUIS, Nov. 9, 2023 (GLOBE NEWSWIRE) – Stereotaxis (NYSE: STXS), a pioneer and global leader in surgical robotics for minimally invasive endovascular intervention, today reported financial results for the third quarter ended September 30, 2023.

“Stereotaxis continues to deliver commercial results and advance a robust innovation strategy, while maintaining financial discipline,” said David Fischel, Chairman and CEO. “Revenue growth in the quarter was driven by continued demand for Genesis with revenue recognition of two robotic systems. System revenue growth counteracted the loss of royalties and residual pressure on procedures. A robust system pipeline along with existing system backlog of $13 million supports continued growth in the coming quarters.”

“We are making broad, methodical progress across the late stages of a comprehensive innovation strategy. Approval to enroll patients in a European clinical study of the MAGiC ablation catheter is expected within weeks. In the US, we determined it reasonable to submit a PMA Supplement for MAGiC and plan to make the regulatory submission prior to year-end. This approach holds the potential to significantly accelerate availability of MAGiC to physicians and patients who would benefit from it. Our collaborations with Abbott and MicroPort, and internal development of a next-generation highly-accessible robot, vascular interventional devices, and a digital surgery solution, continue to make meaningful progress. We remain confident these collectively drive a strategic transformation that makes robotics broadly accessible and impactful across endovascular surgery.”

“Reduced cash utilization reflects continued attention to financial discipline and benefits from the significant build up in inventory in previous quarters. We remain cognizant of the importance of maintaining financial strength and are confident in our ability to realize our innovation strategy with our current resources.”

2023 Third Quarter Financial Results

Revenue for the third quarter of 2023 totaled $7.8 million, compared to $7.7 million in the prior year third quarter. System revenue for the quarter was $3.5 million and recurring revenue was $4.3 million, compared to $2.4 million and $5.3 million in the prior year third quarter, respectively. System revenue growth reflects revenue recognition on the delivery of two Genesis systems. Recurring revenue was impacted by the absence of catheter royalties received in the prior year.

Gross margin for the third quarter of 2023 was 52% of revenue. Recurring revenue gross margin was 80% and system gross margin was 18%. Operating expenses in the third quarter of $9.7 million include $2.6 million in non-cash stock compensation expense. Excluding non-cash stock compensation expense, adjusted operating expenses in the current quarter were $7.1 million compared to $6.9 million in the prior year third quarter.

Operating loss and net loss for the third quarter of 2023 were ($5.6) million and ($5.4) million, respectively, compared to ($5.1) million and ($4.9) million in the previous year. Adjusted operating loss and adjusted net loss for the quarter, excluding non-cash stock compensation expense, were ($3.0) million and ($2.8) million, respectively, compared to ($2.4) million and ($2.2) million in the previous year. Negative free cash flow for the third quarter was ($1.0) million.

Cash Balance and Liquidity

At September 30, 2023, Stereotaxis had cash and cash equivalents, including restricted cash, of $23.0 million and no debt.

Forward Looking Expectations

Stereotaxis expects continued revenue growth in the coming quarters driven by revenue recognition of system backlog and new system orders. Accelerating revenue growth in subsequent years is expected to be supported by new technology launches.

Stereotaxis expects to end the year with $22 million in cash and no debt. This balance sheet allows us to advance a transformative product ecosystem to market, fund its commercialization, and reach profitability without the need for additional financing.

Conference Call and Webcast

Stereotaxis will host a conference call and webcast today, November 9, 2023, at 10:00 a.m. Eastern Time. To access the conference call, dial 1-800-715-9871 (US and Canada) or 1-646-307-1963 (International) and give the participant pass code 3519052. Participants are asked to call 5-10 minutes prior to the start time. To access the live and replay webcast, please visit the investor relations section of the Stereotaxis website at https://ir.stereotaxis.com/.

About Stereotaxis

Stereotaxis (NYSE: STXS) is a pioneer and global leader in innovative surgical robotics for minimally invasive endovascular intervention. Its mission is the discovery, development and delivery of robotic systems, instruments, and information solutions for the interventional laboratory. These innovations help physicians provide unsurpassed patient care with robotic precision and safety, expand access to minimally invasive therapy, and enhance the productivity, connectivity, and intelligence in the operating room. Stereotaxis technology has been used to treat over 100,000 patients across the United States, Europe, Asia, and elsewhere. For more information, please visit www.Stereotaxis.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to manage expenses at sustainable levels, acceptance of the Company’s products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase its technology, competitive factors, changes resulting from healthcare policy, dependence upon third-party vendors, timing of regulatory approvals, the impact of pandemics or other disasters, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company’s control and may be revised, modified, delayed, or canceled.

Company Contacts:

David L. Fischel

Chairman and Chief Executive Officer

Kimberly R. Peery

Chief Financial Officer

314-678-6100

Investors@Stereotaxis.com

STEREOTAXIS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue:
Systems	$3,539	$2,413	$8,673	$4,649
Disposables, service and accessories	4,260	5,244	13,533	16,197
Total revenue	7,799	7,657	22,206	20,846

Cost of revenue:
Systems	2,909	2,016	7,309	3,817
Disposables, service and accessories	831	1,074	2,775	2,868
Total cost of revenue	3,740	3,090	10,084	6,685

Gross margin	4,059	4,567	12,122	14,161

Operating expenses:
Research and development	2,668	2,818	8,061	8,158
Sales and marketing	3,097	3,111	9,585	9,337
General and administrative	3,933	3,690	11,011	10,986
Total operating expenses	9,698	9,619	28,657	28,481
Operating loss	(5,639)	(5,052)	(16,535)	(14,320)

Other income	-	-	27	-
Interest income, net	270	135	835	182
Net loss	$(5,369)	$(4,917)	$(15,673)	$(14,138)
Cumulative dividend on convertible preferred stock	(338)	(339)	(1,004)	(1,005)
Net loss attributable to common stockholders	$(5,707)	$(5,256)	$(16,677)	$(15,143)

Net loss per share attributed to common stockholders:
Basic	$(0.07)	$(0.07)	$(0.21)	$(0.20)
		-
Diluted	$(0.07)	$(0.07)	$(0.21)	$(0.20)

Weighted average number of common shares and equivalents:
Basic	82,468,971	76,100,007	80,028,243	75,977,920

Diluted	82,468,971	76,100,007	80,028,243	75,977,920

STEREOTAXIS, INC.

BALANCE SHEETS

	September 30,	December 31,
(in thousands, except share amounts)	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,100	$8,586
Restricted cash - current	525	525
Short-term investments	-	19,844
Accounts receivable, net of allowance of $596 and $235 at 2023 and 2022, respectively	5,246	5,090
Inventories, net	6,788	7,876
Prepaid expenses and other current assets	855	1,325
Total current assets	35,514	43,246
Property and equipment, net	3,443	3,831
Restricted cash	350	744
Operating lease right-of-use assets	5,086	5,384
Prepaid and other non-current assets	135	208
Total assets	$44,528	$53,413

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,243	$3,270
Accrued liabilities	3,160	3,306
Deferred revenue	6,216	7,342
Current portion of operating lease liabilities	413	373
Total current liabilities	13,032	14,291
Long-term deferred revenue	1,982	1,654
Operating lease liabilities	5,173	5,488
Other liabilities	43	51
Total liabilities	20,230	21,484

Series A - Convertible preferred stock:
Convertible preferred stock, Series A, par value $0.001; 22,383 shares outstanding at 2023 and 2022	5,583	5,583
Stockholders’ equity:
Convertible preferred stock, Series B, par value $0.001; 10,000,000 shares authorized, 5,610,121 shares outstanding at 2022	-	6
Common stock, par value $0.001; 300,000,000 shares authorized, 80,873,295 and 74,874,459 shares issued at 2023 and 2022, respectively	81	75
Additional paid-in capital	551,480	543,438
Treasury stock, 4,015 shares at 2023 and 2022	(206)	(206)
Accumulated deficit	(532,640)	(516,967)
Total stockholders’ equity	18,715	26,346
Total liabilities and stockholders’ equity	$44,528	$53,413